Exhibit 5

Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005

January 24, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	The Hain Celestial Group, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to The Hain Celestial Group, Inc. (the “Company”) in connection with the preparation of the Company’s registration statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended. The Registration Statement covers 2,750,000 shares of the common stock of the Company, par value $.01 per share (the “Common Stock”), to be offered under The Hain Celestial Group, Inc. 2002 Amended and Restated Long Term Incentive and Stock Award Plan (the “2002 Plan”).

In rendering the opinions set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of all such corporate records, agreements, instruments and documents of the Company, certificates of public officials and other certificates and opinions, and we have made such other investigations, as we have deemed necessary in connection with the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as photocopies or conformed copies.

Based on the foregoing, we advise you that in our opinion, the shares of Common Stock of the Company offered upon the exercise of options under the 2002 Plan will be legally issued, fully paid and nonassessable.

We are members of the bar of the State of New York, and in rendering this opinion we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the State of Delaware and the Federal laws of the United States of America.

We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement referred to above.

Very truly yours,

/s/ Cahill Gordon & Reindel LLP